UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 19, 2019 (July 15, 2019)

Amerinac Holding Corp.
(Exact name of registrant as specified in its charter)

Commission file number 000-30185

Delaware	20-4763096
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

5936 State Route 159
Chillicothe, OH 45601

(Address of principal executive offices)

Registrant’s telephone number, including area code: (614) 836-1050

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July15, 2019 (the “Effective Date”), Creative Assembly Systems, Inc.(“CAS”), a Delaware corporation and subsidiary of Amerinac Holding Corp. (the “Company” or “Amerinac”) entered into a Loan and Security Agreement (the “Loan and Security Agreement”) with Berkshire Bank (“Berkshire Bank”) establishing a new revolving credit facility in an aggregate principal amount of up to $6.0 million (the “Revolving Loan”). Borrowings under the Revolving Loan may be used to finance working capital and other general corporate purposes.

Borrowings under the Revolving Loan bear interestat a rate equal to the Intercontinental Exchange Benchmark Administration Ltd. London Interbank Offered Rate (“ICE LIBOR”) rate plus 3.00%.

The outstanding principal amount of any borrowings under the Revolving Loan will be due and payable on July15, 2022, subject to an earlier maturity date upon an event of default (the “Revolving Credit Maturity Date”). Any unpaid principal and interest shall be due on the maturity date.

The Loan and Security Agreement contains usual and customary covenants for financings of this type, including, among other things: (i) requirements to deliver financial statements, other reports and notices; (ii) restrictions on indebtedness; (iii) restrictions on dividends, distributions and redemptions of equity and repayment of subordinated indebtedness; (iv) restrictions on liens; (v) restrictions on making certain payments; (vi) restrictions on investments; (vii) restrictions on asset dispositions and other fundamental changes; and (viii) restrictions on transactions with affiliates.

The Loan and Security Agreement contains certain financial covenants, including a cash flow coverage ratio and a tangible net worth require covenant. Under the cash flow coverage covenant, commencing with the fiscal quarter ending September 30, 2019, CAS shall maintain a quarterly cash flow coverage ratio of not less than 1.20 to 1.00. Under the tangible net worth covenant, commencing with the fiscal quarter ending December 31, 2019, CAS shall maintain a tangible net worth of no less than $1.5 million. The tangible net worth amount required shall increase annually on each June 30 by 50% of CAS’s prior year’s undistributed net income.

The obligations of CAS under the Loan and Security Agreement are secured by liens and security interests on all assets of CAS. Amerinac is a secured guarantor of the Loan and Security Agreement, and has pledgedits equity in CAS.

The foregoing description of the Loan and Security Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of the Credit Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation.

Reference is made to Item 1.01 of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) The Exhibit Index is incorporated herein by reference.

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SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Amerinac Holding Corp. (Registrant)

Date: July 19, 2019	By:	/s/ John F. Wachter
	Name	John F. Wachter
	Title	Chief Executive Officer

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EXHIBIT INDEX

Exhibit
Number	Description

10.1	Loan and Security Agreement between Creative Assembly Systems, Inc.and Berkshire Bank dated July15, 2019

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